EXHIBIT 99.1

DecisionPoint Systems Announces Second Quarter 2022 Results

Revenue increased 81.3% to a record $27.5 million

GAAP net income and diluted EPS of $0.7 million and $0.09;

Non-GAAP net income and non-GAAP diluted EPS increased 227.4% and 266.7%; adjusted

EBITDA increased 392.6.% to $2.7 million

Raises full-year 2022 revenue guidance to $87.0 to $90.0 million (33-36% growth) and adjusted EBITDA guidance to $4.6 to $5.0 million

DELRAY BEACH, Fla., Aug. 11, 2022 /PRNewswire/ — DecisionPoint™ Systems, Inc. (NYSE American: DPSI), a mobility-first enterprise services and solutions company today announced second quarter 2022 financial results.

“Our mobility-first strategy is working as we had our best revenue quarter ever due to broad-based strength across our verticals,” said Steve Smith, chief executive officer. “Demand from our retail vertical customers was robust, and we successfully leveraged strong relationships with our OEM and distribution partners to partially ship two significant equipment orders while still building up inventory to fill our backlog in future quarters.”

“We also made significant progress integrating the two strategic acquisitions made during the first quarter that strengthen our positions in the Transportation and Direct Store Delivery verticals. As a result, we realized cost synergies and are executing on many cross-selling opportunities. This quick realization of value also allows us to look at new potential acquisitions during the second half of the year.”

Second Quarter Highlights (2022 versus 2021)

•	Revenue increased 81.3% to $27.5 million;
•	Gross Profit increased 81.0% to $6.3 million;
•	GAAP Net Income and diluted EPS increased to $0.7 million and $0.09, respectively;
•	Non-GAAP Net Income and non-GAAP diluted EPS increased 227.4% and 266.7% to $.8 million and $0.11, respectively;
•	Adjusted EBITDA increased 392.6% to $2.7 million; and
•	Backlog as of June 30, 2022 was $28 million.

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Second Quarter Select Financial Metrics: 2022 versus 2021
(in $M except for EPS)	2Q22	2Q21	Change	YTD 2022	YTD 2021	Change
Total Revenue	$27.5	$15.2	81.3%	$47.2	$31.2	51.2%
Hardware Revenue	$20.6	$10.3	240.3%	$34.9	$20.7	68.4%
Software and Services Revenue	$4.8	$3.6	149.1%	$9.0	$7.7	15.6%
Consumables Revenue	$2.1	$1.3	156.0%	$3.4	$2.8	21.4%
Gross Profit	$6.3	$3.5	80.98%	$11.0	$7.3	50.0%
Operating Income	$2.0	$0.1	1670.5%	$2.2	$0.4	403.9%
GAAP Net Income	$0.7	$0.2	324.1%	$1.6	$1.5	4.7%
GAAP Diluted Earnings Per Share	$0.09	$0.02	307.0%	$0.20	$0.20	3.5%
Non-GAAP Net Income	$0.8	$0.3	227.4%	$2.1	$0.5	351.4%
Non-GAAP Diluted EPS	$0.11	$0.03	266.7%	$0.27	$0.07	315.4%
Adjusted EBITDA	$2.7	$0.6	392.6%	$3.8	$1.4	182.3%

*numbers may not add due to rounding

Balance Sheet and Liquidity as of June 30, 2022

Cash and cash equivalents were $8.5 million, compared to $2.6 million on December 31, 2021. Long-term debt was $0.1 million, roughly flat to December 31, 2021.

Net cash provided by operating activities was $12.9 million compared to $2.5 million in the second quarter of 2021.

2022 Commentary

“Our strong first half of the year combined with a large backlog gives us the confidence to increase our revenue and adjusted EBITDA guidance for 2022. We now expect total 2022 revenue to be $87 to $90 million, representing 33% to 36% growth versus 2021. We also expect approximately $20 million to come from services. As a result, we expect Adjusted EBITDA to be between $4.6 and $5.0 million within this range," said Smith.

Conference Call and Webcast Information

DecisionPoint’s earnings release will be filed on Form 8-K and posted on the DecisionPoint investor relations website (https://www.decisionpt.com/investing-in-decisionpoint/) at approximately 4:10 p.m. Eastern on August 11, 2022. Management will host an earnings conference call and webcast at 4:30 p.m. Eastern Time. Management's presentation of the results, outlook and strategy will be followed by Q&A with investors.

Live Call Information:

Date: August 11, 2022

Time: 4:30 p.m. Eastern Time

Dial-in Toll Free: 1-888-882-4478

Dial-in Toll/International: 1-323-794-2590

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1563737&tp_key=933b447d44

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Replay Information:

Toll Free: 1-844-512-2921

Toll/International: 1-412-317-6671

Replay Pin Number: 1185733

Replay Start: Thursday August 11, 2022, 7:30 PM ET

Replay Expiry: Thursday August 18, 2022, 11:59 PM ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by forward-looking statements. Forward-looking statements in this press release may include statements about our plans to obtain funding for our current and proposed operations and potential acquisition and expansion efforts; the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clientele or the global economy as a whole; debt obligations of the Company; our general history of operating losses; our ability to compete with companies producing products and services; the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology; the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to develop and maintain our corporate infrastructure, including our internal controls; our ability to develop innovative new products; and our financial performance. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

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DecisionPoint Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$8,459	$2,587
Accounts receivable, net	18,654	12,302
Inventory, net	871	2,111
Deferred costs	1,867	1,998
Prepaid expenses and other current assets	516	336
Total current assets	30,367	19,334
Operating lease assets	2,924	329
Property and equipment, net	1,670	834
Deferred costs, net of current portion	2,051	1,492
Deferred tax assets	1,410	1,999
Intangible assets, net	5,223	3,564
Goodwill	10,012	8,128
Other assets	41	50
Total assets	$53,698	$35,730
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,310	$10,273
Accrued expenses and other current liabilities	3,736	3,220
Deferred revenue	13,086	4,599
Current portion of long-term debt	3	3
Current portion of operating lease liabilities	452	257
Total current liabilities	32,587	18,352
Deferred revenue, net of current portion	3,271	2,510
Long-term debt	144	146
Noncurrent portion of operating lease liabilities	2,747	83
Other liabilities	221	381
Total liabilities	38,970	21,472
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 7,234 and 7,007 shares issued and outstanding, respectively	7	7
Additional paid-in capital	38,113	39,216
Accumulated deficit	(23,392)	(24,965)
Total stockholders’ equity	14,728	14,258
Total liabilities and stockholders’ equity	$53,698	$35,730

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DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales:
Product	$22,692	$11,574	$38,272	$23,497
Service	4,814	3,595	8,955	7,744
Net sales	27,506	15,169	47,227	31,241
Cost of sales:
Product	17,869	9,208	30,290	18,657
Service	3,310	2,465	5,935	5,250
Cost of sales	21,179	11,673	36,225	23,907
Gross profit	6,327	3,496	11,002	7,334
Operating expenses:
Sales and marketing expense	2,384	1,910	4,560	3,799
General and administrative expenses	1,960	1,474	4,220	3,094
Total operating expenses	4,344	3,384	8,780	6,893
Operating income	1,983	112	2,222	441
Interest expense	(9)	(21)	(35)	(50)
Gain on extinguishment of debt	—	—	—	1,211
Other income	(21)	—	(16)	—
Income before income taxes	1,953	91	2,171	1,602
Income tax (expense) benefit	(1,232)	79	(598)	(99)
Net income and comprehensive income attributable to common stockholders	$721	$170	$1,573	$1,503
Earnings per share attributable to stockholders (1):
Basic	$0.10	$0.02	$0.22	$0.22
Diluted	$0.09	$0.02	$0.20	$0.20
Weighted average common shares outstanding
Basic	7,222	6,942	7,209	6,913
Diluted	7,691	7,392	7,720	7,647

(1)	All share and per share information has been retroactively adjusted to reflect a reverse stock split.

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DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$1,573	$1,503
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on fixed asset disposal	22	-
Depreciation and amortization	1,128	715
Gain on extinguishment of debt	-	(1,211)
Amortization of deferred financing costs	-	25
Share-based compensation expense	275	74
Deferred income taxes, net	589	(18)
Changes in operating assets and liabilities:
Accounts receivable	(4,950)	5,203
Inventory, net	1,369	(252)
Deferred costs	(305)	150
Prepaid expenses and other current assets	(171)	(301)
Accounts payable	4,479	(4,730)
Accrued expenses and other current liabilities	(501)	(221)
Due to related parties	-	25
Operating lease liabilities	264	(3)
Deferred revenue	9,100	1,532
Net cash provided by operating activities	12,872	2,491
Cash flows from investing activities
Cash paid for acquisitions, net of cash acquired	(4,525)	(170)
Purchases of property and equipment	(1,095)	(155)
Net cash used in investing activities	(5,620)	(325)
Cash flows from financing activities
Line of credit, net	-	(1,206)
Payment under term loan	(2)	-
Cash paid for taxes on the cashless exercise of stock options	(1,403)	-
Proceeds from exercise of stock options	25	2
Net cash used in financing activities	(1,380)	(1,204)
Change in cash	5,872	962
Cash, beginning of period	2,587	2,005
Cash, end of period	$8,459	$2,967
Supplemental disclosures of cash flow information
Cash paid for interest	$31	$30
Cash paid for income taxes	109	362
Non-cash investing and financing activities
Right of use assets obtained in exchange for new operating lease liabilities	$3,211	$—
Cashless exercise of stock options	$3,508	$—

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Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we have provided non-GAAP financial information, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for transaction-related and non-recurring items). We believe that these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance as well as when comparing our results to other publicly-traded companies. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company. A reconciliation of non-GAAP financial information appears below:

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Net income, as reported	$721	$170	$1,573	$1,503
Share-based compensation	50	40	275	74
Business acquisition costs	25	42	202	106
NYSE American uplisting costs	29	-	29	14
Gain on extinguishment of debt	-	-	-	(1,211)
Non-GAAP net income	$825	$252	$2,079	$486
Depreciation and amortization	663	360	1,118	720
Income taxes	1,232	(79)	598	99
Interest expense	9	21	35	50
Adjusted EBITDA	$2,729	$554	$3,830	$1,355

Diluted EPS, as reported	$0.09	$0.02	$0.20	$0.20
Adjusted Diluted EPS	$0.11	$0.03	$0.27	$0.06

Weighted average diluted common shares outstanding	7,691	7,392	7,720	7,647

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